UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2011

AFFINITY GAMING, LLC

(Exact name of registrant as specified in its charter)

Nevada	000-54085	02-0815199
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3440 West Russell Road, Las Vegas, NV 89118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 889-7600

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2011, Affinity Gaming, LLC (the “Company”) entered into an employment offer letter agreement (the “Letter Agreement”), executive severance agreement (the “Severance Agreement”) and duty of loyalty agreement (the “Duty of Loyalty Agreement” and, collectively, “Szony Employment Agreements”) with Ferenc B. Szony.  The Szony Employment Agreements are for a one year term, with an effective commencement date of January 1, 2012.

The full text of the Szony Employment Agreements are attached as exhibits and are incorporated herein by reference.  The information included below under Item 5.02 provides a summary of the material terms of the Szony Employment Agreements and is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors; Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Szony Employment Agreements, Ferenc B. Szony, 55, will assume the role as the Company’s Chief Operating Officer effective January 1, 2012.  Mr. Szony has served as President of the Company since January 7, 2011.  Mr. Szony previously served as President of Herbst Gaming, Inc. (“HGI”), a predecessor to the Company, since January 2007.  Prior to joining HGI, Mr. Szony served as President and Chief Executive Officer of the Sands Regency Casino Hotel from 1997 until its acquisition by HGI in January 2007.  Prior to joining the Sands, Mr. Szony served in several executive positions within the Hilton Hotels Corporation, last serving as President of the Reno Hilton Resort from 1994 to 1997.  The Board of Directors of the Company will approve Mr. Szony’s appointment as Chief Operating Officer at its next regular meeting, which is scheduled for November 8, 2011.

In connection with Mr. Szony’s appointment as Chief Operating Officer, the Company entered into the Szony Employment Agreements.  The Szony Employment Agreements provide for (i) a base salary of $350,000 per year, (ii) a one-time, lump sum $25,000 payment due January 3, 2012, (iii) a one-time, lump sum $50,000 retention bonus payment due December 31, 2012, and (iv) an annual bonus of up to 50% of Mr. Szony’s base salary based on the Company’s actual performance with respect to specified objectives for the applicable fiscal year relative to (i) a budget approved by the Board for such fiscal year and (ii) Mr. Szony’s performance.

In the event of termination of the Szony Employment Agreements by the Company for “cause”, or due to death, incapacity or resignation, the Szony Employment Agreements provide that he will receive from the Company (i) earned but unpaid base salary, (ii) accrued and unused paid time off, (iii) reimbursement for incurred but unpaid expenses, and (iv) vested rights to other benefits as provided in any applicable pension or welfare plan of the Company (the benefits in the foregoing clauses (i) — (iv), the “Termination Payments”).  In the event of the termination of Mr. Szony’s employment by the Company without “cause,” the Szony Employment Agreements provide that he will receive (a) the Termination Payments, (b) the continued payment of his base salary for the remainder of the initial term, (c) the $50,000 retention bonus as noted in (iii) of the precedeing paragraph, and (d) continued medical coverage under the Company’s group medical plan until the earlier of (i) the remainder of the term of his employment agreement and (ii) the date on which Mr. Szony becomes eligible for coverage provided by any other entity following termination.

“Cause” is defined in the Szony Employment Agreements as: (i) the indictment of, or formal charge against, the executive for any felony or any other offense involving embezzlement or misappropriation of funds, or any act of moral turpitude, dishonesty or lack of fidelity; (ii) the confession by the executive of embezzlement or misappropriation of funds, or any act of moral turpitude, dishonesty or lack of fidelity; (iii) the payment (or, by the operation solely of the effect of a deductible, the failure of payment) by a surety or insurer of a claim under a fidelity bond issued for the benefit of the Company reimbursing the Company for a loss due to the wrongful act, or wrongful omission to act, of the executive; (iv) the executive’s failure to obey the reasonable and lawful orders or to perform the executive’s duties and responsibilities to the reasonable satisfaction of the Company’s Chief Executive Officer or the board of directors of the Company, (v) the executive’s misconduct or gross negligence in the performance of, or willful disregard of, his duties and responsibilities to the Company; (vi) the denial, revocation or suspension of a license, qualification or certificate of suitability to the executive by any Gaming Authority (as defined in the employment agreements) or the reasonable likelihood that the same will occur; (vii) the executive’s refusal to submit to, or testing positive for unlawful substances as a result of, random drug testing, and/or (viii) any action or failure to act by the executive that the Company reasonably believes, as a result of a communication or action by any Gaming Authority or on the basis of the Company’s consultations with its gaming counsel or other professional advisors, will likely cause any Gaming Authority to: (A) fail to license, qualify or approve the Company or an affiliate to own and operate a gaming business; (B) grant any such licensing, qualification or approval only upon terms and conditions that are unacceptable to the Company; (C) significantly delay any such licensing, qualification or approval process; or (D) revoke or suspend any existing license.

Pursuant to the Szony Employment Agreements, Mr. Szony has agreed to certain restrictive covenants during the term of his employment and for specified periods following termination, including but not limited to not divulging confidential information, assigning all intellectual property conceived or developed by Mr. Szony during the term of his employment, noninterference with business relationships, noncompetition and nonsolicitation.  Mr. Szony cannot engage in competition with the Company or own any interest in or perform any services for any business engaged in competition with the Company in the specified restricted area during any period in which Mr. Szony is employed by or receiving severance payments from the Company and for a the period of twelve months immediately thereafter.

The foregoing summary of the Szony Employment Agreements does not purport to be complete and is subject to and qualified in its entirety by the full text of each of the Letter Agreement, the Severance Agreement and the Duty of Loyalty Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3, respectively.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Letter Agreement regarding offer of employment, dated as of October 28, 2011, from Herbst Gaming, LLC to, and acknowledged by, Ferenc B. Szony.

10.2	Executive Severance Agreement, dated as of October 28, 2011, between Affinity Gaming, LLC and Ferenc B. Szony.

10.3	Duty of Loyalty Agreement, dated as of October 28, 2011, between Affinity Gaming, LLC and Ferenc B. Szony.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY GAMING, LLC

Date: November 2, 2011	By:	/s/ MARC H. RUBINSTEIN
Marc H. Rubinstein
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

10.1	Letter Agreement regarding offer of employment, dated as of October 28, 2011, from Herbst Gaming, LLC to, and acknowledged by, Ferenc B. Szony.

10.2	Executive Severance Agreement, dated as of October 28, 2011, between Affinity Gaming, LLC and Ferenc B. Szony.

10.3	Duty of Loyalty Agreement, dated as of October 28, 2011, between Affinity Gaming, LLC and Ferenc B. Szony.